Exhibit (a)(ii)

AMENDMENT NO. 1 TO DEPOSIT AGREEMENT

AMENDMENT No. 1 dated as of          , 2019 (the "Amendment") to the Second Amended and Restated Deposit Agreement, dated as of January 11, 2010 (the "Deposit Agreement") by and among (i) Adidas AG, incorporated under the laws of the Federal Republic of Germany, and its successors (the "Company"), (ii) Deutsche Bank Trust Company Americas, an indirect wholly owned subsidiary of Deutsche Bank A.G., acting in its capacity as depositary, and any successor depositary hereunder (the "Depositary"), and (iii) all Owners and Beneficial Owners of American Depositary Shares evidenced by American Depositary Receipts issued thereunder.

W I T N E S S E T H:

WHEREAS, the Company and the Depositary executed the Deposit Agreement, as amended, for the purposes set forth therein; and

WHEREAS, pursuant to Section 6.01 of the Deposit Agreement, the Company and the Depositary desire to amend certain terms of the Deposit Agreement and Receipts.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement and the Receipts, effective as of the date described in Section 4.01 hereof (the "Effective Date"), as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.  Definitions.  Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

ARTICLE II

AMENDMENTS TO DEPOSIT AGREEMENT AND RECEIPTS

SECTION 2.01. All references in the Deposit Agreement and the Receipts to the term "Deposit Agreement" shall, as of the Effective Date (as herein defined), refer to the Deposit Agreement, as amended by this Amendment.

SECTION 2.02.  Section 2.09 of the Deposit Agreement and Article 8 of the form of Receipt, and all outstanding Receipts, are amended to read as follows:

[RESERVED]

SECTION 2.03.  Section 4.05 of the Deposit Agreement, is amended to include the following paragraph at the end of such Section 4.05 as follows:

Holders and Beneficial Owners are directed to refer to Section 7.09 hereof for certain disclosure related to conversion of foreign currency.

SECTION 2.04.  Subsections (d) and (e) of each of Section 4.07 of the Deposit Agreement and Article 16 of the form of Receipt, and all outstanding Receipts, are amended to read as follows:

(d) a statement that, if no voting instructions are received on or before the date established by the Depositary for such purpose (the "Instruction Date"), an Owner shall be deemed to have instructed the Depositary to give a proxy to the Custodian to vote such Shares or other Deposited Securities in accordance with the Recommendation (as defined below) as provided under the Stock Corporation Act of Germany (the "Stock Corporation Act") (as discussed below); and

(e) a copy of the Recommendation (as defined below) prepared by such Custodian in accordance with the Stock Corporation Act, together with an English translation thereof.
SECTION 2.05.  The first paragraph following Subsection (e) of each of Section 4.07 of the Deposit Agreement and Article 16 of the form of Receipt, and all outstanding Receipts, are amended to read as follows:

The Company has advised that at the date of this Deposit Agreement, the Stock Corporation Act requires a Vorschlag (a "Recommendation") be issued in respect of meeting agenda items under certain circumstances by certain German banks that may exercise voting rights on behalf of shareholders.  The Company has further advised that the Stock Corporation Act provides that if voting instructions are not received by such German banks as to such shares, such shares may, in certain circumstances, be voted in accordance with the Recommendation issued under the Stock Corporation Act.

SECTION 2.06.  The last paragraph of Section 5.04 of the Deposit Agreement is amended to read as follows:

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act; and, notwithstanding anything to the contrary in this Deposit Agreement, the Depositary may assign or otherwise transfer all or any of its rights and benefits under this Deposit Agreement (including any cause of action arising in connection with it) to Deutsche Bank AG or any branch thereof or any entity which is a direct or indirect subsidiary or other affiliate of Deutsche Bank AG.

SECTION 2.07.  The second paragraph of Section 5.08 of the Deposit Agreement is deleted in its entirety.

SECTION 2.08.  Subsections (6) and (8) set forth in the second paragraph of each of Section 5.09 of the Deposit Agreement and Article 7 of the form of Receipt, and all outstanding Receipts, are amended to read as follows:

(6) a fee not in excess of the greater of $0.04 per American Depositary Share (or portion thereof) and 2.5% of the gross cash dividend or other cash distribution paid by the Company (on a per American Depositary Share basis) for each such distribution made pursuant to this Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 hereof;

(8) an annual fee not in excess of $0.05 per American Depositary Share (or portion thereof) for the operation and maintenance costs in administering the American Depositary Shares, such fee to be assessed against Owners of record as of the date or dates set by the Depositary as it sees fit and collected at the sole discretion of the Depositary by billing such Owners for such fee or by deducting such fee from one or more cash dividends or other cash distributions.

SECTION 2.09.  The last paragraph of each of Section 5.09 of the Deposit Agreement and Article 7 of the form of Receipt is deleted in its entirety.

SECTION 2.10.  Article 7 of the form of Receipt, and all outstanding Receipts, is amended to include the following paragraph at the end of such Article 7 as follows:

The Depositary reserves the right to utilize and retain a division or Affiliate(s) of the Depositary to direct, manage and/or execute any public and/or private sale of securities under the Deposit Agreement and to engage in the conversion of foreign currency thereunder.  It is anticipated that such division and/or Affiliate(s) will charge the Depositary a fee and/or commission in connection with each such transaction, and seek reimbursement of its costs and expenses related thereto.  Such fees/commissions, costs and expenses, shall be deducted from amounts distributed and shall not be deemed to be fees of the Depositary under this Article 7 of this Receipt or otherwise. Holders and Beneficial Owners are directed to refer to Section 7.09 of the Deposit Agreement and the last paragraph of Article 12 hereof for certain disclosure related to conversion of foreign currency.  For purposes of this Article 7, “Affiliate” shall have the meaning assigned to such term by the Commission under Regulation C promulgated under the Securities Act.

SECTION 2.11.  The Deposit Agreement is amended to include the following Section 7.09 as follows:

SECTION 7.09  Affiliates etc.

The Depositary reserves the right to utilize and retain a division or Affiliate(s) of the Depositary to direct, manage and/or execute any public and/or private sale of securities hereunder and to engage in the conversion of foreign currency hereunder.  It is anticipated that such division and/or Affiliate(s) will charge the Depositary a fee and/or commission in connection with each such transaction, and seek reimbursement of its costs and expenses related thereto.  Such fees/commissions, costs and expenses, shall be deducted from amounts distributed hereunder and shall not be deemed to be fees of the Depositary under Article 7 of the Receipt or otherwise.   Persons are advised that in converting foreign currency into U.S. dollars the Depositary may utilize Deutsche Bank AG or its affiliates (collectively, “DBAG”) to effect such conversion by seeking to enter into a foreign exchange ("FX") transaction with DBAG.  When converting currency, the Depositary is not acting as a fiduciary for the holders or beneficial owners of depositary receipts or any other person.  Moreover, in executing FX transactions, DBAG will be acting in a principal capacity, and not as agent, fiduciary or broker, and may hold positions for its own account that are the same, similar, different or opposite to the positions of its customers, including the Depositary.  When the Depositary seeks to execute an FX transaction to accomplish such conversion, customers should be aware that DBAG is a global dealer in FX for a full range of FX products and, as a result, the rate obtained in connection with any requested foreign currency conversion may be impacted by DBAG executing FX transactions for its own account or with another customer.  In addition, in order to source liquidity for any FX transaction relating to any foreign currency conversion, DBAG may internally share economic terms relating to the relevant FX transaction with persons acting in a sales or trading capacity for DBAG or one of its agents.  DBAG may charge fees and/or commissions to the Depositary or add a mark-up in connection with such conversions, which are reflected in the rate at which the foreign currency will be converted into U.S. dollars.  For purposes of this Section 7.09, “Affiliate” shall have the meaning assigned to such term by the Commission under Regulation C promulgated under the Securities Act.

SECTION 2.12.  Article 12 of the form of Receipt, and all outstanding Receipts, is amended to include the following paragraph at the end of such Article 12 as follows:

Persons are advised that in converting foreign currency into U.S. dollars the Depositary may utilize Deutsche Bank AG or its affiliates (collectively, “DBAG”) to effect such conversion by seeking to enter into a foreign exchange (“FX”) transaction with DBAG.  When converting currency, the Depositary is not acting as a fiduciary for the holders or beneficial owners of depositary receipts or any other person.  Moreover, in executing FX transactions, DBAG will be acting in a principal capacity, and not as agent, fiduciary or broker, and may hold positions for its own account that are the same, similar, different or opposite to the positions of its customers, including the Depositary.  When the Depositary seeks to execute an FX transaction to accomplish such conversion, customers should be aware that DBAG is a global dealer in FX for a full range of FX products and, as a result, the rate obtained in connection with any requested foreign currency conversion may be impacted by DBAG executing FX transactions for its own account or with another customer.  In addition, in order to source liquidity for any FX transaction relating to any foreign currency conversion, DBAG may internally share economic terms relating to the relevant FX transaction with persons acting in a sales or trading capacity for DBAG or one of its agents.  DBAG may charge fees and/or commissions to the Depositary or add a mark-up in connection with such conversions, which are reflected in the rate at which the foreign currency will be converted into U.S. dollars.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01. Representations and Warranties of the Company.  Representations and Warranties.  The Company represents and warrants to, and agrees with, the Depositary and the Owners and Beneficial Owners, that:

(a)  This Amendment, when executed and delivered by the Company, and the Deposit Agreement, as amended by this Amendment,  will be, duly and validly authorized, executed and delivered by the Company, and each constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

(b)  In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and any other document furnished hereunder or thereunder in the Federal Republic of Germany, neither of such agreements need to be filed or recorded with any court or other authority in the Federal Republic of Germany.

SECTION 3.02.  Representations and Warranties of the Depositary.  The Depositary represents and warrants to the Company that:

This Amendment, when executed and delivered by the Depositary, and the Deposit Agreement, as amended by this Amendment, will be duly and validly authorized, executed and delivered by the Depositary, and each constitutes the legal, valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01  Effective Date.  This Amendment is dated as of the date set forth above but the provisions of Section 2.08 hereof shall not become effective as to any outstanding Receipts until 30 days after notice hereof shall have been given to the Owners of such outstanding Receipts.  After the effective time, each Owner shall be deemed, by continuing to hold Receipts, to have consented and agreed to this Amendment and to be subject to and bound by all of the terms and conditions of the Deposit Agreement, as amended by this Amendment.

SECTION 4.02  Outstanding Receipts.  Receipts issued prior to the date hereof, which do not reflect the changes to the form of Receipt effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Owners thereof choose to surrender them for any reason under the Deposit Agreement, as amended by this Amendment.  The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing. Owners and Beneficial Owners of American Depositary Shares issued pursuant to the Deposit Agreement issued prior to the date hereof and outstanding as of the date hereof, shall, from and after the date hereof, be deemed owners and Owners of American Depositary Shares issued pursuant and be subject to all of the terms and conditions of the Deposit Agreement, as amended by this Amendment, in all respects.

SECTION 4.03  Indemnification.  The parties hereto accept and shall be entitled to the benefits of the indemnification provisions of Section 5.8, as amended by Section 2.07 hereof, of the Deposit Agreement in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

SECTION 4.04  Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY NEW YORK LAW.

SECTION 4.05  Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives hereunto duly authorized as of the date set forth above.

ADIDAS AG

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as the Depositary

By:
Name:
Title:

Exhibit A

AMERICAN DEPOSITARY SHARES (Each American Depositary Share represents one-half of one (1/2) deposited Share)

DEUTSCHE BANK TRUST COMPANY AMERICAS
AMERICAN DEPOSITARY RECEIPT
FOR BEARER SHARES
WITHOUT PAR VALUE OF
ADIDAS AG
(INCORPORATED UNDER THE LAWS OF THE FEDERAL REPUBLIC OF GERMANY)

Deutsche Bank Trust Company Americas, as depositary (the "Depositary"), hereby certifies that___________ ____________________________________________, or registered assigns IS THE OWNER OF _____________________________ AMERICAN DEPOSITARY SHARES representing deposited bearer shares ("Shares") of adidas AG, incorporated under the laws of the Federal Republic of Germany (the "Company").  At the date hereof, each American Depositary Share represents one-half of one (1/2) Share deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the Eschborn, Germany office of Deutsche Bank AG (the "Custodian").
THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS
60 WALL STREET, NEW YORK, NEW YORK, U.S.A.
1.	THE DEPOSIT AGREEMENT.
This American Depositary Receipt is one of an issue ("Receipts"), all issued and to be issued upon the terms and conditions set forth in the Second Amended and Restated Deposit Agreement, dated as of January 11, 2010, as the same may be amended from time to time in accordance with its terms (the "Deposit Agreement"), among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt or any interest therein agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash, the "Deposited Securities").  Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in the City of New York and at the office of the Custodian.
The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2.	SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.
Upon surrender at the Corporate Trust Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued, except that the Depositary shall not accept surrender of Receipts for the purpose of withdrawal to the extent such withdrawal would require the Depositary to deliver any fraction of a Deposited Security.  Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of the Owner hereof or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt.  Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.
3.	TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.
The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose.  This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.  The Depositary, upon surrender of certificated American Depositary Shares for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel those certificated American Depositary Shares and send the Owner a statement confirming that the Owner is the Owner of uncertificated American Depositary Shares. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.10 of the Deposit Agreement) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall cancel those uncertificated American Depositary Shares and deliver to the Owner the same number of certificated American Depositary Shares.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the depositor of the Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, this Article 3.
The delivery of Receipts against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to the provisions of the following sentence.  Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares that would be required to be registered under the provisions of the Securities Act of 1933 for the public offer and sale thereof in the United States, unless a registration statement is in effect as to such Shares for such offer and sale.

The Depositary will comply with written instructions of the Company not to accept for deposit under the Deposit Agreement Shares identified in such instructions and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with United States securities laws.
4.	LIABILITY OF OWNER OR BENEFICIAL OWNER FOR TAXES.
If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner hereof to the Depositary.  The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner hereof shall remain liable for any deficiency.
5.	WARRANTIES ON DEPOSIT OF SHARES.
Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, non-assessable, and free of any pre-emptive rights of the holders (or similar rights, including subscription rights (Bezugsrechte)) of outstanding Shares and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent that the deposit of such Shares are not, and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.
6.	FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.
Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence or exchange control approval to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in the Federal Republic of Germany that is then performing the function of the regulation of currency exchange.
7.	CHARGES OF DEPOSITARY.
The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present its statement for such charges and expenses to the Company once every three months or at such other interval as the Company and the Depositary may agree in writing.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 of the Deposit Agreement), or by Owners, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar, if applicable, and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 of the Deposit Agreement and the surrender of Receipts pursuant to Section 2.05 or 6.02 of the Deposit Agreement, (6) a fee not in excess of the greater of $0.04 per American Depositary Share (or portion thereof) and 2.5% of the gross dividend or other cash distribution paid by the Company (on a per American Depositary Share basis) for each such distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 of the Deposit Agreement, (7) a fee for the distribution of securities pursuant to Section 4.02 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners, (8) an annual fee  not in excess of $0.05 per American Depositary Share (or portion thereof) for the operation and maintenance costs in administering the American Depositary Shares, such fee to be assessed against Owners of record as of the date or dates set by the Depositary as it sees fit and collected at the sole discretion of the Depositary by billing such Owners for such fee or by deducting such fee from one or more cash dividends or other cash distributions, and (9) any other charge payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 of the Deposit Agreement and shall be collected at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).
The Depositary reserves the right to utilize and retain a division or Affiliate(s) of the Depositary to direct, manage and/or execute any public and/or private sale of securities under the Deposit Agreement and to engage in the conversion of foreign currency thereunder.  It is anticipated that such division and/or Affiliate(s) will charge the Depositary a fee and/or commission in connection with each such transaction, and seek reimbursement of its costs and expenses related thereto.  Such fees/commissions, costs and expenses, shall be deducted from amounts distributed and shall not be deemed to be fees of the Depositary under this Article 7 of this Receipt or otherwise. Holders and Beneficial Owners are directed to refer to Section 7.09 of the Deposit Agreement and the last paragraph of Article 12 hereof for certain disclosure related to conversion of Foreign Currency.  For purposes of this Article 7, “Affiliate” shall have the meaning assigned to such term by the Commission under Regulation C promulgated under the Securities Act.
8.	[RESERVED]
9.	TITLE TO RECEIPTS.
It is a condition of this Receipt and every successive Owner and Beneficial Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt unless such holder is the Owner thereof.

10.	VALIDITY OF RECEIPT.
This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual of a duly authorized officer of the Registrar.
11.	REPORTS; INSPECTION OF TRANSFER BOOKS.
As of the date of the Deposit Agreement, the Company publishes information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Exchange Act on its Internet Web site (www. adidas-group.com) or through an electronic information delivery system generally available to the public in its primary trading market. Should the Company become subject to the periodic reporting or other informational requirements under the Exchange Act, it will be required in accordance therewith to file reports and other information with the U.S. Securities and Exchange Commission.  The Depositary does not assume any duty to determine if the Company is complying with the current requirements of Rule 12g3-2(b) under the Exchange Act or to take any action if the Company is not complying with those requirements.
The Depositary will make available for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company that are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary will also send to Owners of Receipts copies of such reports when furnished by the Company pursuant to the Deposit Agreement.  Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Securities and Exchange Commission.
The Depositary will keep books, at its Corporate Trust Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts and the Company, provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.
12.	DIVIDENDS AND DISTRIBUTIONS.
Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distribution into dollars and will distribute, as promptly as practicable, the amount thus received (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement) to the Owners of Receipts entitled thereto; provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Sections 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Section 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary shall, as promptly as practicable, cause the securities or property received by it to be distributed to the Owners entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary, after consultation with the Company, may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement) will be distributed by the Depositary to the Owners of Receipts entitled thereto all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement; provided, further, that no such distribution to Owners pursuant to Section 4.02 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or any of its agents.  To the extent that such securities or property or the net proceeds thereof are not effectively distributed to Owners as provided in Section 4.02 of the Deposit Agreement, the same shall represent Deposited Securities and each American Depositary Share shall therefore also represent its proportionate interest in such securities, property or net proceeds.
If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may distribute, as promptly as practicable, to the Owners of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement; provided, however, that no such distribution to Owners pursuant to Section 4.03 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or any of its agents.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.
In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto in proportion to the number of American Depositary Shares held by them respectively.  The Depositary shall use reasonable efforts to make and maintain arrangements enabling Owners who are citizens or residents of the United States to receive any tax credits or other benefits (pursuant to treaty or otherwise) relating to dividend payments on the American Depositary Shares.
Persons are advised that in converting foreign currency into U.S. dollars the Depositary may utilize Deutsche Bank AG or its affiliates (collectively, “DBAG”) to effect such conversion by seeking to enter into a foreign exchange (“FX”) transaction with DBAG.  When converting currency, the Depositary is not acting as a fiduciary for the holders or beneficial owners of depositary receipts or any other person.  Moreover, in executing FX transactions, DBAG will be acting in a principal capacity, and not as agent, fiduciary or broker, and may hold positions for its own account that are the same, similar, different or opposite to the positions of its customers, including the Depositary.  When the Depositary seeks to execute an FX transaction to accomplish such conversion, customers should be aware that DBAG is a global dealer in FX for a full range of FX products and, as a result, the rate obtained in connection with any requested foreign currency conversion may be impacted by DBAG executing FX transactions for its own account or with another customer.  In addition, in order to source liquidity for any FX transaction relating to any foreign currency conversion, DBAG may internally share economic terms relating to the relevant FX transaction with persons acting in a sales or trading capacity for DBAG or one of its agents.  DBAG may charge fees and/or commissions to the Depositary or add a mark-up in connection with such conversions, which are reflected in the rate at which the foreign currency will be converted into U.S. dollars.

13.	RIGHTS.
In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.
In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner under the Deposit Agreement, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.
If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver Receipts to such Owner.  In the case of a distribution pursuant to the second paragraph of this Article 13, depositary arrangements shall be made providing for the issuance of Receipts legended in accordance with applicable U.S. laws and subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under applicable U.S. laws.
If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise. Such proceeds shall be distributed in accordance with Section 4.01 of the Deposit Agreement.
Except as otherwise provided in the second paragraph of this Article 13, the Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in the Deposit Agreement shall create, any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective.  If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.
The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

14.	CONVERSION OF FOREIGN CURRENCY.
Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.
If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.
If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof that is required for such conversion is denied or in the reasonable opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.
If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.
15.	RECORD DATES.
Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date, which, if practicable, shall be the record date, if any, established by the Company or applicable under German law as the Company may advise the Depositary from time to time for such purposes or, if different, as close thereto as practicable (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (iii) responsible for any fee or charges assessed by the Depositary pursuant to the Deposit Agreement, or (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.

16.	VOTING OF DEPOSITED SECURITIES.
Upon receipt of notice from the Company of any meeting of, or solicitation of proxies or consents from, holders of Shares or other Deposited Securities, the Depositary shall, if requested in writing by the Company, as soon as practicable thereafter, mail to the Owners a notice (the "Notice"), the form of which shall be in the sole discretion of the Depositary but which shall contain:
(a) such information as is contained in the notice of meeting or solicitation sent by the Company to the Depositary;
(b) a statement that each Owner as of the record date fixed pursuant to Section 4.06 of the Deposit Agreement will be entitled, subject to applicable provisions of law, including any laws of the Federal Republic of Germany and the Satzung (Articles of Association) of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares;
(c) a statement as to the manner in which instructions with respect to voting may be given;
(d) a statement that, if no voting instructions are received on or before the date established by the Depositary for such purpose (the "Instruction Date"), that an Owner shall be deemed to have instructed the Depositary to give a proxy to the Custodian to vote such Shares or other Deposited Securities in accordance with the Recommendation (as defined below) as provided under the Stock Corporation Act of Germany (the "Stock Corporation Act") (as discussed below); and
(e) a copy of the Recommendation (as defined below) prepared by such Custodian in accordance with the Stock Corporation Act, together with an English translation thereof.
The Company has advised that at the date of the Deposit Agreement, the Stock Corporation Act of Germany requires a Vorschlag (a "Recommendation") be issued in respect of meeting agenda items under certain circumstances by certain German banks that may exercise voting rights on behalf of shareholders.  The Company has further advised that the Stock Corporation Act provides that if voting instructions are not received by such German banks as to such shares, such shares may, in certain circumstances, be voted in accordance with the Recommendation issued under the Stock Corporation Act.
Upon the written request of an Owner on such record date, received on or before the Instruction Date, the Depositary shall endeavor, insofar as practicable to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares in accordance with the instructions received from Owners of such American Depositary Shares.
The Depositary shall not, and shall ensure that its Custodian does not, vote or attempt to exercise the right to vote or exercise any voting discretion over the Shares or other Deposited Securities, other than in accordance with such instructions received from Owners (or deemed to have been received as set forth in (d) above and in the next paragraph).
Subject to the following paragraph, if no specific voting instructions are received by the Depositary from any Owner (to whom Notice was sent at the Company's request) with respect to the Shares or Deposited Securities represented by such Owner's American Depositary Shares on or before the Instruction Date, such Owner shall be deemed, and the Depositary shall deem such Owner, to have instructed the Depositary to give a proxy to the Custodian with respect to such Shares or other Deposited Securities to vote such Shares or other Deposited Securities in accordance with the Recommendation.

The Depositary shall request that the Custodian deliver its Recommendation to the Depositary no later than fourteen (14) calendar days after the Company has published proposed resolutions with respect to the relevant meeting in the Federal Gazette.  However, anything in the Deposit Agreement to the contrary notwithstanding, in the event that the Depositary shall not receive the Recommendation at least fourteen (14) calendar days prior to any meeting of holders of Shares or other Deposited Securities, the Depositary shall mail the Notice, without such Recommendation (and without reference to any deemed proxy to be given to the Custodian), and thereafter, in any case in which no specific voting instructions are received by the Depositary from an Owner on or before the Instruction Date, no votes shall be cast at such meeting with respect to such Shares or Deposited Securities.
Subject to Section 5.03 of the Deposit Agreement, the Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for any failure to timely receive a Recommendation, for the manner in which any such vote is cast, or for the effect of any such vote, including, without limitation, any deemed proxy or proxy in connection with a Recommendation or any failure to vote in accordance with a Recommendation.
There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraphs sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraphs.
In the event that, on any meeting date, the number of Deposited Securities on deposit under the Deposit Agreement is less than the number of Deposited Securities with respect to which the Depositary has received voting instructions, the Depositary shall vote or caused to be voted such Deposited Securities in accordance with such instructions, adjusting the number of Deposited Securities voted on a pro-rated basis.
17.	CHANGES AFFECTING DEPOSITED SECURITIES.
In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, and shall if the Company shall reasonably request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

18.	LIABILITY OF THE COMPANY AND DEPOSITARY.
Neither the Depositary nor the Company nor any of their respective directors, supervisory or management board members, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any Receipt, (i) if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any other governmental or regulatory authority, or by reason of any provision, present or future, of the Satzung (Articles of Association) of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed, (ii) by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, (iii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, (iv) for the inability of any Owner or holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners or holders, or (v) for any special, consequential or punitive damages for any breach of the terms of the Deposit Agreement.  Where, by the terms of a distribution pursuant to Section 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.  Where, by the terms of a distribution pursuant to Section 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.  Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Beneficial Owners of Receipts, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith.  The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities.  Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts on behalf of any Owner or holder.  Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Beneficial Owner of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information.   The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for any failure to timely receive a Recommendation, for the manner in which any such vote is cast, or for the effect of any such vote, including, without limitation, any deemed proxy or proxy in connection with a Recommendation or any failure to vote in accordance with a Recommendation, provided that any such action or nonaction is in good faith.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

19.	RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.
The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect  upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by 90 days prior written notice of such removal, to become effective upon the later of (i) the 90th  day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may, upon consultation with the Company, appoint a substitute or additional custodian or custodians.
20.	AMENDMENT.
The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners of Receipts in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees and cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner or Beneficial Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt or any interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.
21.	TERMINATION OF DEPOSIT AGREEMENT.
The Depositary at any time at the direction of the Company, shall terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least ninety (90) days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time ninety (90) days have passed since the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement.  On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Sections 2.05 or 5.09 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts that have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

22.	SUBMISSION TO JURISDICTION.
In the Deposit Agreement, the Company has (i) appointed, Paul Ehrlich, adidas North America, Inc., 5055 N. Greeley, Portland, OR 97217, as the Company's authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, (ii) consented and submitted to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.
23.	DISCLOSURE OF INTEREST.
Notwithstanding any other provision of the Deposit Agreement, each Owner and Beneficial Owner agrees to be bound by and subject to the Satzung (Articles of Association) of the Company (to the same extent as if the American Depositary Shares evidenced by a Receipt were the Shares represented by such American Depositary Shares evidenced by such Receipt) and to provide such information to the Company relating to ownership of the Shares as may be required thereunder.  Under German law, as in effect on the date hereof, a person who acquires shares in a company resulting in the total interest in the voting share capital held by such person exceeding, reaching or falling below certain thresholds, must notify such company within four trading days from the time when it has or should have knowledge of the completion of the acquisition; these thresholds are 3%, 5%, 2%, 15%, 20%, 25%, 30%, 50%, and 75% of the total voting share capital of such company.  This provision has to be observed not only with regard to Shares directly held but to the same extent for American Depositary Shares representing such Shares.  Each Owner or Beneficial Owner agrees regarding Shares or American Depositary Shares acquired by it to provide the required information within the prescribed time period and in the prescribed manner to the Company in writing, to the extent that such information is available to it and is permitted to be disclosed under applicable law.  If the Company requests information from the Depositary or the Custodian, as the registered owners of Shares, pursuant to German law or the Satzung (Articles of Association) of the Company, the obligations of the Depositary or the Custodian as the case may be, shall be limited to disclosing to the Company such information relating to the Shares in question as has in each case been recorded by it pursuant to the terms of the Deposit Agreement and which is permitted to be disclosed under applicable law.
24.	UNCERTIFICATED AMERICAN DEPOSITARY SHARES; DTC DIRECT REGISTRATION SYSTEM.
Notwithstanding anything to the contrary in the Deposit Agreement:
(a) American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities.  The form of Receipt annexed as Exhibit A to the Deposit Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares.  Except for those provisions of the Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of the Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated American Depositary Shares.
(b) (i) The term "deliver", or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor ("DTC"), designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person,  (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and  mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts.

  (ii)                The term "surrender", when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt  or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.
(c) American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.
(d) The Depositary shall have a duty to register a transfer, in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below).  The Depositary, upon surrender of a Receipt for the purpose of exchanging it for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging them for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.
(e) Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.
(f)	(i)	The parties acknowledge that the Direct Registration System ("DRS") and Profile Modification System ("Profile") shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.
(ii) In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code of New York).  For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary's reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

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